                                                                                                       Exhibit 99.2

SOUTHERN CALIFORNIA EDISON LOGO                                                                     News Release

FOR IMMEDIATE RELEASE

                                                                Contact:  Corporate Communications:  (626) 302-2255
                                                                                                 www.edisonnews.com

                                         SCE Launches Note Exchange Offer

         ROSEMEAD, Calif., Jan. 13, 2003-- Southern California Edison (SCE) today announced that it had commenced an offer to exchange a new series of first mortgage bonds for up to $1 billion of its 8.95% Variable Rate Notes due November 2003.

         In the exchange offer, SCE is offering $1,000 principal amount of its First and Refunding Mortgage
Bonds, 8% Series 2003A, Due 2007, for each $1,000 principal amount of old notes.  In addition, holders who tender their old notes prior to 5 p.m.  Eastern Standard Time (EST) on Tuesday, Feb. 4, 2003 and do not withdraw them will be entitled, if the exchange offer is consummated, to an early participation payment in the amount of $10 in cash for each $1,000 principal amount of notes tendered.

         The exchange offer will expire at 5 p.m. EST on Wednesday, Feb. 19, 2003, unless extended.  Tenders of old notes may be withdrawn at any time prior to the later of 5 p.m. EST on Feb. 4, 2003, and the time SCE announces that it has received valid and unwithdrawn tenders representing at least 25% in aggregate outstanding principal amount of the old notes, but in no event later than the expiration date.

         Consummation of the exchange offer is subject to a number of conditions, including the receipt of valid and unwithdrawn tenders representing at least 25% in aggregate outstanding principal amount of the old notes and the absence of certain adverse legal and market developments.

         The new bonds will be secured equally and ratably by a lien on substantially all of SCE's properties and franchises with all other first mortgage bonds outstanding now or in the future under SCE's existing first mortgage bond indenture.  Additionally, SCE may redeem the new bonds at any time, in whole or in part, at a "make whole" redemption price equal to the greater of the principal amount being redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the new bonds being redeemed, discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified treasury yield plus 50 basis points, plus in either case accrued and unpaid interest to the date of redemption.

         SCE will enter into a registration rights agreement in which it will agree to file an exchange offer registration statement with the Securities and Exchange Commission to allow eligible holders to exchange the new bonds for the same principal amount of a new series of substantially identical bonds that will be registered under the Securities Act.

         The offering of the new bonds in the exchange offer is being made only to holders of old notes who have verified to SCE that they are "qualified institutional buyers" or persons other than a "U.S. person" located outside the United States, as such terms are defined in Rule 144A and Regulation S under the Securities Act of
1933, as amended.

         The new bonds have not been and will not be registered under the Securities Act of 1933, or any state securities laws.  Therefore, the new bonds may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

         This announcement is neither an offer to sell nor a solicitation of an offer to buy the new bonds.

                                                       # # #

         An Edison  International  (NYSE:EIX)  company,  Southern  California Edison is one of the nation's largest electric  utilities,  serving  a  population  of more  than 12  million  via 4.5  million  customer  accounts  in a
50,000-square-mile  service area within  central,  coastal and Southern  California.  For more  information  on the
California electricity market, see www.sce.com.